                                                                    EXHIBIT 21.1

                  SUBSIDIARY OF TOREADOR ROYALTY CORPORATION


         Toreador Royalty Corporation has one wholly-owned subsidiary, Toreador Exploration & Production Inc., a Texas corporation.